OHR PHARMACEUTICAL, INC. 8-K

Exhibit 10.51

AMENDMENT 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT 1, dated as of January 6, 2015, to the Employment Agreement (the “Employment Agreement”), dated the 8th day of January, 2014, between OHR PHARMACEUTICAL, INC., a Delaware corporation (the “Company”), and Sam Backenroth (the “Executive”).

W I T N E S S E T H:

WHEREAS, capitalized terms not otherwise defined herein shall have the meaning set forth in the Employment Agreement;

NOW, THEREFORE, in consideration of regulatory requirements and the premises and the agreements hereinafter set forth, the parties hereto agree as follows:

1.

The Executive and the Company agree that Section 2 of the Employment Agreement is hereby amended to be and read in its entirety as follows:

“Term of this Employment Agreement. Subject to Sections 4 and 5 hereof, the Term of this Employment Agreement shall be for the period of time commencing on January 1, 2015 and continuing until February 28, 2016; provided the Term will automatically renew for successive one (1) year periods (each, a “Renewal Term”) unless either party delivers written notice of non-renewal to the other party at least thirty (30) days prior to the expiration of the then-current initial Term or Renewal Term.”

2.

Miscellaneous. (a)      Except as specifically provided herein, (i) the Employment Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, (ii) the execution, delivery and effectiveness of this Amendment 1 shall not operate as a waiver of any right, power or remedy of the parties under the Employment Agreement, nor constitute a waiver of any provision of any of the Employment Agreement except as specified herein, (iii) all references to the Employment Agreement in the Employment Agreement and this Amendment 1 shall refer to the Employment Agreement as amended hereby and as amended from time to time, and (iv) this Amendment 1 shall be subject to Sections 6 through 10 of the Employment Agreement.

(b)

This Amendment 1 may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Amendment 1 shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by fax, .pdf or otherwise, copies of this Amendment 1.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment 1 to Employment Agreement to be duly executed and delivered as of the date and year first above written.

OHR PHARMACEUTICAL, INC.	Executive

By:
Name:	Name: Sam Backenroth
Title: